Exhibit 99.(c)(3)

February 15, 2005

Mercury Air Group, Inc.
DELISTING/DEREGISTRATION PROCESS

1.	Reverse Stock Split

1.1	Committee of Independent Directors considers reverse stock split, including advantages and disadvantages, and resulting failure to qualify for listing on AMEX

1.2	Full Board of Directors considers recommendation of Committee of Independent Directors and reasons therefor

1.3	If reverse stock split approved, Directors authorize preparation of proxy materials requesting stockholders to amend Certificate of Incorporation

1.4	Prepare and file SEC Schedule 13E-3

1.5	Hold Special Stockholders Meeting

1.6	Verify that after reverse stock split, there are fewer than 300 holders of records

2.	Delist Common Stock from AMEX

2.1	Comply with AMEX procedures for delisting and removal under §1010 and Rule 18 of AMEX Company Guide

2.2	Comply with SEC procedures under SEC Rule 12d2-2 and deregister Mercury’s common stock under §12(b) of Exchange Act

2.3	Under SEC Rule 12g-2, delisting on the AMEX causes Mercury to be deemed registered pursuant to §12(g)(i) if its securities are held of record by 300 or more persons

3.	Deregister Common Stock with SEC

3.1	File SEC Form 15 requesting deregistration under all appropriate Rules of the Exchange Act AND FILE Form 8-K

3.2	Section 15(d) of the Exchange Act independently requires the filing of periodic reports with the SEC but such obligation is immediately suspended upon Mercury’s filing of a certification on SEC Form 15 pursuant to Rule 12h-3

3.3	Filing SEC Form 15 terminates registration under §12(g) of the Exchange Act 90 days after filing or such shorter period as may be determined by the SEC

3.4	Under §12g-4 of the Exchange Act, Mercury’s duty to file periodic reports under §13(a) and §15(d) of the Exchange Act is immediately suspended on filing SEC Form 15 (but not proxy statements and Forms 3, 4 and 5)

4.	Issues to Consider

4.1	Exemptions from registration requirements and number of common shares to be issued following reverse stock split for purposes of issuance of stock on exercise of options, conversion of preferred stock or exercise of warrants

4.2	Existence of any registration rights or covenants to continue to be registered held by third parties

4.3	Credit agreement or other contractual covenants to supply other contracting party with SEC type periodic reports

4.4	Impact on future capital raising and/or acquisitions

4.5	Verify that auditors or other third parties will not insist on Sarbanes-Oxley standards, even though not required (some privately held companies are being held to Sarbanes-Oxley standards by auditors, creditors, insurance providers, etc.) and certain Sarbanes-Oxley standard will continue to apply following delisting/deregistration

4.6	Review of rights of stockholders under Delaware corporate law

2